                                    EXHIBIT 2

                            Stock Purchase Agreement

                           STOCK PURCHASE AGREEMENT




                                ACQUISITION OF


                          TREASURE HOUSE STORES, INC.


                                      BY


                             MICHAELS STORES, INC.

                               TABLE OF CONTENTS

ARTICLE I.  Definitions....................................................  1
      Section 1.01.  Definitions...........................................  1

ARTICLE II.  Purchase and Sale.............................................  4
      Section 2.01.  Purchase and Sale of Stock............................  4
      Section 2.02.  Consideration.........................................  4

ARTICLE III.  Representations and Warranties of the Company and the
      Shareholders.........................................................  5
      Section 3.01.  The Stock.............................................  5
      Section 3.02.  Organization and Good Standing; Qualification.........  5
      Section 3.03.  Capitalization........................................  5
      Section 3.04.  Corporate Records.....................................  5
      Section 3.05.  Authorization and Validity............................  6
      Section 3.06.  Subsidiaries..........................................  6
      Section 3.07.  No Violation..........................................  6
      Section 3.08.  Consents..............................................  6
      Section 3.09.  Financial Statements..................................  7
      Section 3.10.  Liabilities and Obligations...........................  7
      Section 3.11.  Employee Matters......................................  7
      Section 3.12.  Employee Benefit Plans................................  9
      Section 3.13.  Absence of Certain Changes............................  9
      Section 3.14.  Title; Leased Assets.................................. 11
      Section 3.15.  Commitments........................................... 12
      Section 3.16.  Adverse Agreements.................................... 14
      Section 3.17.  Insurance............................................. 14
      Section 3.18.  Patents, Trademarks, Service Marks and Copyrights..... 14
      Section 3.19.  Trade Secrets......................................... 15
      Section 3.20.  Taxes................................................. 15
      Section 3.21.  Compliance with Laws.................................. 17
      Section 3.22.  Finder's Fee.......................................... 17
      Section 3.23.  Litigation............................................ 17
      Section 3.24.  Accuracy of Information Furnished..................... 17
      Section 3.25.  Condition of Fixed Assets............................. 18
      Section 3.26.  Inventory............................................. 18
      Section 3.27.  Books of Account...................................... 18
      Section 3.28.  Corporate Name........................................ 18
      Section 3.29.  Distributions and Repurchases; Issuance of Capital Stock
            to Management.................................................. 18
      Section 3.30.  Banking Relations..................................... 19
      Section 3.31.  Ownership Interests of Interested Persons............. 19
      Section 3.32.  Investments in Competitors............................ 19
      Section 3.33.  Environmental Matters................................. 19

      Section 3.34.  Certain Payments....................................... 20

ARTICLE IV.  Representations, Warranties and Covenants of the Shareholders.. 20
      Section 4.01.  Ownership of the Stock................................. 20
      Section 4.02.  Shareholders' Capacity................................. 20
      Section 4.03.  Investment Representations and Covenants............... 20
      Section 4.04.  Personal Holding Company; Control of Related Businesses 21
      Section 4.05.  Ownership of Michaels Common Stock..................... 21
      Section 4.06.  Transfers of Company Common Stock...................... 21

ARTICLE V.  S Corporation Issues............................................ 22
      Section 5.01.  S Corporation.......................................... 22
      Section 5.02.  Amendment of Returns................................... 22
      Section 5.03.  Audits................................................. 22
      Section 5.04.  Action By Michaels or the Company...................... 23

ARTICLE VI.  Representations and Warranties of Michaels..................... 23
      Section 6.01.  Organization and Good Standing......................... 23
      Section 6.02.  Authorization and Validity............................. 23
      Section 6.03.  No Violation........................................... 23
      Section 6.04.  Michaels Stock......................................... 24
      Section 6.05.  Michaels' Financial Statements......................... 24
      Section 6.06.  Corporate Approvals.................................... 24
      Section 6.07.  Full Disclosure........................................ 24

ARTICLE VII.  The Company's and the Shareholders' Covenants................. 24
      Section 7.01.  Consummation of Agreement.............................. 24
      Section 7.02.  Business Operations.................................... 25
      Section 7.03.  Access................................................. 25
      Section 7.04.  Notification of Certain Matters........................ 25
      Section 7.05.  Approvals of Third Parties............................. 25
      Section 7.06.  Employee Matters....................................... 26
      Section 7.07.  Employee Benefit Plans................................. 26
      Section 7.08.  Contracts.............................................. 26
      Section 7.09.  Changes in Inventory................................... 26
      Section 7.10.  Capital Assets; Payments of Liabilities................ 26
      Section 7.11.  Mortgages, Liens and Guaranties........................ 27
      Section 7.12.  No Negotiation with Others............................. 27
      Section 7.13.  Distributions and Repurchases.......................... 27
      Section 7.14.  Information for Registration Statement................. 27
      Section 7.15.  Accounting Treatment................................... 27
      Section 7.16.  Term Loan.............................................. 27

ARTICLE VIII.  Michaels' Covenants......................................... 28
      Section 8.01.  Consummation of Agreement............................. 28
      Section 8.02.  Registration Statement................................ 28

ARTICLE IX.  Michaels' Conditions Precedent................................ 29
      Section 9.01.  Representations and Warranties........................ 30
      Section 9.02.  Covenants and Conditions.............................. 30
      Section 9.03.  Legal Opinion......................................... 30
      Section 9.04.  Proceedings........................................... 30
      Section 9.05.  No Material Adverse Change............................ 30
      Section 9.06.  Government Approvals and Required Consents............ 30
      Section 9.07.  Closing Deliveries.................................... 30
      Section 9.08.  Accounting Treatment.................................. 30
      Section 9.09.  Landlord Consents..................................... 31

ARTICLE X.  The Company's and the Shareholders' Conditions Precedent....... 31
      Section 10.01.  Representations and Warranties....................... 31
      Section 10.02.  Covenants and Conditions............................. 31
      Section 10.03.  Proceedings.......................................... 32
      Section 10.04.  Closing Deliveries................................... 32
      Section 10.05.  Legal Opinion........................................ 32

ARTICLE XI.  Closing Deliveries............................................ 32
      Section 11.01.  Deliveries of the Company and the Shareholders....... 32
      Section 11.02.  Deliveries of Michaels............................... 34

ARTICLE XII.  Post Closing Matters......................................... 35
      Section 12.01.  Further Instruments of Transfer...................... 35
      Section 12.02.  Registration; Re-Sale of Michaels Stock Consideration 35
      Section 12.03.  Right of Rescission.................................. 36
      Section 12.04.  Release of Guaranties................................ 36

ARTICLE XIII.  Remedies.................................................... 36
      Section 13.01.  Indemnification by the Shareholders.................. 36
      Section 13.02.  Indemnification by Michaels.......................... 36
      Section 13.03.  Conditions of Indemnification........................ 37
      Section 13.04.  Waiver............................................... 38
      Section 13.05.  Remedies Not Exclusive............................... 38
      Section 13.06.  Offset............................................... 38
      Section 13.07.  Costs, Expenses and Legal Fees....................... 38
      Section 13.08.  Tax Effect of Indemnification........................ 39
      Section 13.09.  Indemnification Limitations.......................... 39

ARTICLE XIV.  Termination.................................................. 39
      Section 14.01.  Termination.......................................... 39

ARTICLE XV.  Miscellaneous................................................. 40
      Section 15.01.  Amendment............................................ 40
      Section 15.02.  Assignment........................................... 40
      Section 15.03.  Parties In Interest; No Third Party Beneficiaries.... 40
      Section 15.04.  Entire Agreement..................................... 40
      Section 15.05.  Severability......................................... 40
      Section 15.06.  Survival of Representations, Warranties and Covenants 41
      Section 15.07.  Governing Law........................................ 41
      Section 15.08.  No Consequential or Punitive Damages................. 41
      Section 15.09.  Captions............................................. 41
      Section 15.11.  Reference to Agreement............................... 41
      Section 15.12.  Confidentiality; Publicity and Disclosures........... 41
      Section 15.13.  Notice............................................... 42
      Section 15.14.  Dispute Resolution................................... 43
      Section 15.15.  Service of Process................................... 44
      Section 15.16.  Counterparts......................................... 44


                                   EXHIBITS

Exhibit A - List of Shareholders
Exhibit 3.02 - Qualification as Foreign Corporation
Exhibit 3.03 - Capitalization
Exhibit 3.07 - No Violation
Exhibit 3.08 - Consents
Exhibit 3.10 - Liabilities and Obligations
Exhibit 3.11(a) - Cash Compensation
Exhibit 3.11(b) - Compensation Plans
Exhibit 3.11(d) - Employee Policies and Procedures
Exhibit 3.11(f) - Labor Compliance
Exhibit 3.12(b) - Medical and Dental Care Claims
Exhibit 3.13 - Absence of Certain Changes
Exhibit 3.14(a) - Real Property
Exhibit 3.14(c) - Leases
Exhibit 3.14(d) - Right to Use Assets
Exhibit 3.15 - Commitments
Exhibit 3.17 - Insurance
Exhibit 3.18 - Patents, Trademarks, Service Marks and Copyrights
Exhibit 3.19 - Trade Secrets
Exhibit 3.21 - Compliance with Laws
Exhibit 3.23 - Litigation

Exhibit 3.28 - Corporate Name
Exhibit 3.29 - Distributions and Repurchases
Exhibit 3.30 - Banking Relations
Exhibit 3.31 - Ownership Interests of Interested Persons
Exhibit 3.33 - Environmental Laws
Exhibit 4.03 - Legends for Stock Certificates
Exhibit 7.11 - Mortgages, Liens and Guaranties
Exhibit 9.03 - Opinion of Counsel
Exhibit 9.09 - Affiliates Letters
Exhibit 11.01(j) - Noncompetition and Confidentiality Agreement

                           STOCK PURCHASE AGREEMENT


      This Agreement (the "Agreement"), dated as of February 16, 1994, among Treasure House Stores, Inc., a Delaware corporation (the "Company"), the holders of all of the outstanding capital stock of the Company (collectively, the "Shareholders"), and Michaels Stores, Inc., a Delaware corporation ("Michaels"),

                            W I T N E S S E T H :

      WHEREAS, the Shareholders hold all of the issued and outstanding shares of capital stock of the Company, as set forth on Exhibit A (the "Stock"), and desire to sell, and Michaels desires to purchase, the Stock;

      NOW, THEREFORE, in consideration of the mutual representations, warranties and covenants herein contained, and on the terms and subject to the conditions herein set forth, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                                 DEFINITIONS

      SECTION 1.01. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

      (a)   "Affiliate" shall have the meaning set forth in Section 9.09.

      (b) "Agreement" shall have the meaning set forth in the preamble to this Agreement.

      (c) "best knowledge", "have no knowledge of", or "do not know of" and similar phrases shall mean (i) in the case of a natural person, the particular fact was known, or not known, as the context requires, to such person after diligent investigation and inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to any key employee of such entity after diligent investigation and inquiry by the principal executive officers of such entity; provided, however, the diligent investigation and inquiry duty will be deemed fulfilled if such investigation and inquiry is conducted of store managers.

      (d)   "Cash Compensation" shall have the meaning set forth in Section
3.11(a).

      (e)   "CERCLA" shall have the meaning set forth in Section 3.33(a).

      (f) "Closing" shall mean the closing of the transactions contemplated by this Agreement, which shall occur at 10:00 a.m., local time, on the Closing Date in the offices of Stoel Rives Boley Jones & Grey, One Union Square, 600 University Street, 36th Floor, Seattle,

Washington 98101, or at such other time and place as shall be mutually agreed in writing by the parties hereto.

      (g) "Closing Date" shall mean February 23, 1994 or such other date as may be mutually agreed in writing by the parties hereto; provided that the date may not be later than February 28, 1994.

      (h)   "Code" shall mean the Internal Revenue Code of 1986.

      (i)   "Commitments" shall have the meaning set forth in Section 3.15(a).

      (j) "Company" shall have the meaning set forth in the preamble to this Agreement.

      (k) "Compensation Plans" shall have the meaning set forth in Section 3.11(b).

      (l)   "Company Common Stock" shall have the meaning set forth in Section
3.03.

      (m) "Consulting Agreement" shall mean that certain Consulting Agreement by and between the Company and Marc L. Abramowitz.

      (n)   "Damages" shall have the meaning set forth in Section 8.02(c).

      (o)   "Delay Notice" shall have the meaning set forth in Section 12.02.

      (p)   "Delay Period" shall have the meaning set forth in Section 12.02.

      (q)   "Employee Benefit Plan" shall have the meaning set forth in
Section 3.12(a).

      (r) "Employee Policies and Procedures" shall have the meaning set forth in Section 3.11(d).

      (s)   "Employment Agreements" shall have the meaning set forth in
Section 3.11(c).

      (t) "Environmental Laws" shall have the meaning set forth in Section 3.33(a).

      (u)   "ERISA" shall have the meaning set forth in Section 3.12(a).

      (v) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      (w)   "Financial Statements" shall have the meaning set forth in Section
3.09.

      (x)   "Fixed Assets" shall have the meaning set forth in Section 3.25.

      (y)   "indemnifying party" shall have the meaning set forth in Section
13.03.

      (z)   "IRS" shall have the meaning set forth in Section 5.03.

      (aa) "Loan Agreement" shall mean that certain Loan Agreement, dated as of April 8, 1993, by and between the Company, as borrower, and West One Bank, Washington, as lender.

      (ab)  "Merger" shall have the meaning set forth in Section 2.03.

      (ac) "Michaels" shall have the meaning set forth in the preamble to this Agreement.

      (ad) "Michaels Common Stock" shall mean the common stock, par value $.10 per share, of Michaels Stores, Inc.

      (ae)  "Michaels Stock Consideration" shall have the meaning set forth in
Section 2.02.

      (af)  "Newco" shall have the meaning set forth in Section 2.03.

      (ag) "ordinary course of business" means the usual and customary way in which the Company has conducted its business in the past.

      (ah)  "party to be indemnified" shall have the meaning set forth in
Section 13.03.

      (ai) "Personal Property" shall have the meaning set forth in Section 3.14(b).

      (aj) "Proprietary Rights" shall have the meaning set forth in Section 3.18(a).

      (ak)  "RCRA" shall have the meaning set forth in Section 3.33(a).

      (al)  "Registration Statement" shall have the meaning set forth in
Section 8.02.

      (am)  "Real Property" shall have the meaning set forth in Section
3.14(a).

      (an)  "Reports" shall have the meaning set forth in Section 4.03.

      (ao) "Restated Investor Agreement" shall mean that certain Restated Investor Agreement, dated January 1, 1993, as amended, by and among the Company, the Shareholders and the Trust.

      (ap)  "Sale Period" shall have the meaning set forth in Section 12.02.

      (aq)  "SEC" shall mean the Securities and Exchange Commission.

      (ar) "Securities Act" shall mean the Securities Act of 1933, as amended.

      (as) "Shareholders" shall have the meaning set forth in the preamble to this Agreement.

      (at)  "Short Tax Period" shall have the meaning set forth in Section
5.01.

      (au) "Stock" shall have the meaning set forth in the recitals to this Agreement.

      (av) "Subsidiary" shall mean any corporation, partnership, joint venture or other legal entity of which the Company owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; and shall include within the meaning of the term each Subsidiary, as defined above, of any Subsidiary of the Company.

      (aw)  "Trust" shall mean the Irving Abramowitz 1981 Family Trust.

      (ax) "12% Subordinated Debentures" shall mean those certain 12% Subordinated Debentures Due December 31, 1997, in the aggregate principal amount of $971,430, dated the various dates of issue and payable to certain Shareholders.


                                  ARTICLE II.

                              PURCHASE AND SALE

      SECTION 2.01. PURCHASE AND SALE OF STOCK. Subject to and upon the terms and conditions contained herein, at the Closing, the Shareholders shall sell, transfer, assign, convey and deliver to Michaels, free and clear of all adverse claims, security interests, liens, claims and encumbrances and Michaels shall purchase, accept and acquire from the Shareholders, the Stock.

      SECTION 2.02. CONSIDERATION. The total consideration for the Stock shall be 280,000 shares of Michaels Common Stock (the "Michaels Stock Consideration") which shall be issued and delivered to the Shareholders in the amounts set forth in Exhibit A.

      SECTION 2.03. ALTERNATIVE STRUCTURE. At the reasonable request of the Shareholders, and so long as such request shall not result in an adverse tax or financial impact upon Michaels, the transaction contemplated hereby will be effected by means of a merger of a wholly owned subsidiary of Michaels ("Newco") with and into the Company and the separate corporate existence of Newco shall cease (the "Merger") which Merger will be designed to qualify as a tax free reorganization under Code Section 368(a)(2)(E). Upon such request, the parties agree to execute such amendments to this Agreement and other documents as may be deemed necessary by counsel to Michaels to carry out the purpose and intent of this Section 2.03; provided, however, such amendments shall not change or modify the substance of the transaction contemplated by this Agreement.

                                 ARTICLE III.

                       REPRESENTATIONS AND WARRANTIES
                     OF THE COMPANY AND THE SHAREHOLDERS

       The Company and the Shareholders jointly and severally represent and warrant that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

      SECTION 3.01. THE STOCK. The Stock constitutes all of the issued and outstanding capital stock of the Company.

      SECTION 3.02. ORGANIZATION AND GOOD STANDING; QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to
consummate the transactions contemplated hereby.   The Company is duly
qualified and licensed to do business and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, which jurisdictions are listed in Exhibit 3.02, except where the failure to be qualified or licensed would not have a material adverse effect on the business operations or financial condition of the Company. The Company does not have any assets, employees or offices in any state other than the states listed in Exhibit 3.02.

      SECTION 3.03. CAPITALIZATION. The authorized capital stock of the Company consists solely of 50,000 shares of common stock, no par value per share ("Company Common Stock"), of which 8,000 shares are issued and outstanding, and 2,143 shares of such capital stock are held in the treasury of the Company. All of the issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Exhibit 3.03 there have been no sales, assignments, transfers or other dispositions of any interest in Company Common Stock. Except as set forth in Exhibit 3.03, there exist no options, warrants, subscriptions or other rights to purchase, or securities convertible into or exchangeable for, the capital stock of the Company. Except as set forth in
Exhibit 3.03, neither the Shareholders nor the Company are parties to or bound by, nor do they have any knowledge of, any agreement, instrument, arrangement, contract, obligation, commitment or understanding of any character, whether written or oral, express or implied, relating to the sale, assignment, encumbrance, conveyance, transfer or delivery of any capital stock of the Company. No shares of capital stock of the Company have been issued or disposed of in violation of the preemptive rights of any of the Company's shareholders. All accrued dividends on the capital stock of the Company, whether or not declared, have been paid in full. The primary beneficiary under the Trust does not own, directly or indirectly, beneficially or of record, any shares of Company Common Stock.

      SECTION 3.04. CORPORATE RECORDS. The copies of the Certificate of Incorporation and all amendments thereto and the Bylaws of the Company that have been delivered to Michaels are true, correct and complete copies thereof, as in effect on the date hereof. The minute books of the Company, copies of which have been delivered to Michaels, contain accurate minutes of all meetings of, and accurate consents to all actions taken without meetings by, the Board of Directors (and any committees thereof) and the shareholders of the Company since the formation of the Company.

      SECTION 3.05. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Company and the Shareholders. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by the Company and the Shareholders and constitute or will constitute legal, valid and binding obligations of the Company and the Shareholders, enforceable against the Company and the Shareholders in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies. The sale of the Stock by the Shareholders to Michaels will not impair the ability or authority of the Company to carry on its business as now conducted in any respect.

      SECTION 3.06. SUBSIDIARIES. The Company does not own, directly or indirectly, any of the capital stock of any other corporation or any equity, profit sharing, participation or other interest in any corporation, partnership, joint venture or other entity.

      SECTION 3.07. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions or provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of the Company or, except as set forth in Exhibit 3.07, any agreement, indenture or other instrument under which the Company is bound or to which the Stock or any of the assets of the Company are subject, or result in the creation or imposition of any security interest, lien, charge or encumbrance upon the Stock or any of the assets of the Company, or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over the Company, or the Stock or the assets of the Company. To the best knowledge of the Company and its Shareholders, the Company has complied with all laws, regulations and licensing requirements except where the failure to comply would not have a material adverse effect on the property, business or financial condition of the Company and has filed with the proper authorities all necessary statements and reports except where the failure to file would not have a material adverse effect on the property, business or financial condition of the Company.

      SECTION 3.08. CONSENTS. Except as set forth in Exhibit 3.08, to the best knowledge of the Company and the Shareholders, no consent, authorization, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or the agreements contemplated hereby on the part of the Company or the Shareholders.

      SECTION 3.09. FINANCIAL STATEMENTS. The Company has furnished to Michaels the audited balance sheet and related audited statements of operations, shareholders' deficit and cash flows for the year ended December 27, 1992, including the notes thereto, as well as unaudited balance sheets and related unaudited statements of operations, shareholders' deficit and cash flows for the year ended December 26, 1993, including the notes thereto, and the unaudited balance sheet and statement of operations (without notes) for the four weeks ended January 23, 1994 (collectively, the "Financial Statements"). The Financial Statements are true, correct and complete in all material respects, are in accordance with the books and records of the Company, fairly present the financial condition and results of operations of the Company as of the dates and for the periods indicated and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with prior periods (except with respect to the absence of notes).

      SECTION 3.10.  LIABILITIES AND OBLIGATIONS.  Except as set forth in
Exhibit 3.10, (i) the Financial Statements reflect all liabilities of the Company, accrued, contingent or otherwise, arising out of transactions effected or events occurring on or prior to the date thereof and required to be reflected on such financial statements in accordance with generally accepted accounting principles applied on a consistent basis with prior periods; (ii) all reserves shown in the Financial Statements are appropriate, reasonable and sufficient to provide for losses thereby contemplated and required to be reflected on such financial statements in accordance with generally accepted accounting principles applied on a consistent basis with prior periods; and (iii) except as set forth in the Financial Statements, the Company is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation or dividend of any other person, corporation, association, partnership, joint venture, trust or other entity, and neither the Company nor the Shareholders know of any basis for the assertion of any other material claims or liabilities of any nature or in any material amount.

      SECTION 3.11.  EMPLOYEE MATTERS.

      (a) CASH COMPENSATION. Exhibit 3.11(a) contains a complete and accurate list of the names, titles and cash compensation, including without limitation wages, salaries, bonuses (discretionary and formula) and other cash compensation (the "Cash Compensation") of all employees of the Company who are currently compensated at a rate in excess of $50,000 per year or who earned in excess of such amount during the Company's 1993 fiscal year. In addition,
Exhibit 3.11(a) contains a complete and accurate description of (i) all increases in Cash Compensation of such employees of the Company during the current and 1993 fiscal years of the Company and (ii) any promised increases in Cash Compensation of such employees of the Company that have not yet been effected.

      (b) COMPENSATION PLANS. Except as set forth in Exhibit 3.11(b) there exist no compensation plans, arrangements or practices (the "Compensation Plans") sponsored by the Company or to which the Company contributes on behalf of its employees, including without limitation plans, arrangements or practices that provide for severance pay, deferred compensation, incentive, bonus or performance awards, or stock ownership or stock options.

      (c) EMPLOYMENT AGREEMENTS. There exist no employment agreements (the "Employment Agreements") to which the Company is a party with respect to its employees, including without limitation employee leasing agreements, employee services agreements and noncompetition agreements.

      (d) EMPLOYEE POLICIES AND PROCEDURES. Exhibit 3.11(d) contains a complete and accurate list of all written employee manuals, policies, procedures and work-related rules (the "Employee Policies and Procedures") that apply to employees of the Company, all of which have been provided to Michaels. Each of the Employee Policies and Procedures can be amended prospectively or terminated at will by the Company.

      (e) UNWRITTEN AMENDMENTS. To the best knowledge of the Company and the Shareholders, no unwritten amendments have been made, whether by oral communication, pattern of conduct or otherwise, with respect to any Employee Policies and Procedures.

      (f) LABOR COMPLIANCE. Except as set forth in Exhibit 3.11(f), to the best knowledge of the Company and the Shareholders, the Company

            (i) has been and is in compliance with all laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours (including those relating to workers' compensation benefits), except where the failure to be in compliance would not have a material adverse effect on the property, business or financial condition of the Company, and

            (ii) is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing in excess of an aggregate of $10,000.

      Except as set forth in Exhibit 3.11(f) to the best knowledge of the Company and the Shareholders, the Company has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices.

      Except as set forth in Exhibit 3.11(f), to the best knowledge of the Company and the Shareholders, there are no

            (i) unfair labor practice charges or complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or threatened against the Company before any federal, state or local court, board, department, commission or agency (nor does any basis therefor exist which, if adversely determined, would have a material adverse effect on the property, business or financial condition of the Company) or

            (ii) existing or threatened labor strikes, disputes, grievances, controversies or other labor troubles affecting the Company, (nor does any basis therefor exist which, if adversely determined, would have a material adverse effect on the property, business or financial condition of the Company).

      (g) UNIONS. The Company has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of the Company are represented by any union, labor organization or collective bargaining unit. To the best knowledge of the Company, the employees of the Company have no intention to and have not threatened to organize or join a union, labor organization or collective bargaining unit.

      (h) ALIENS. To the best knowledge of the Company and the Shareholders, all employees of the Company are citizens of, or are authorized to be employed in, the United States.

      SECTION 3.12.  EMPLOYEE BENEFIT PLANS.

      (a) IDENTIFICATION. There exist no employee pension benefit plans (the "Employee Benefit Plans") (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) sponsored by the Company or to which the Company contributes on behalf of its employees. There have been no Employee Benefit Plans previously sponsored or contributed to on behalf of its employees since the inception of the Company.

      (b) MEDICAL AND DENTAL CARE CLAIMS. Exhibit 3.12(b) contains a complete and accurate list of all claims made (without identifying specific individuals) under any medical or dental care plan or commitment offered by the Company to its employees involving hospitalization, medical or dental care claims that have exceeded $10,000 per year for an individual since March 1, 1992.

      (c) RETIREES. The Company has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired from employment with the Company other than pursuant to the continuation of coverage provisions of Section 4980B of the Code and the applicable provisions of ERISA.

      SECTION 3.13.  ABSENCE OF CERTAIN CHANGES.  Except as set forth in
Exhibit 3.13 and to the best knowledge of the Company and the Shareholders, since December 26, 1993, the Company has not

      (a) suffered any material adverse change, whether or not caused by any deliberate act or omission of the Company or any Shareholder, in its condition (financial or otherwise), operations, assets, liabilities, business or prospects;

      (b) contracted for the purchase of any capital assets having a cost in excess of $10,000 or paid any capital expenditures in excess of $10,000;

      (c) incurred any indebtedness for borrowed money or issued or sold any debt securities other than advances under the Loan Agreement made in the ordinary course of business;

      (d) incurred or discharged any liabilities or obligations except in the ordinary course of business;

      (e) paid any amount on any indebtedness for borrowed money prior to the due date, or forgiven or cancelled any material debts or claims;

      (f) mortgaged, pledged or subjected to any security interest, lien, lease or other charge or encumbrance any of its properties or assets;

      (g) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) that has materially and adversely affected, or could materially and adversely affect, its business;

      (h) acquired or disposed of any assets except in the ordinary course of business;

      (i) written up or written down the carrying value of any of its assets;

      (j) changed the costing system or depreciation methods of accounting for its assets;

      (k)    waived any material rights or forgiven any material claims;

      (l) lost or terminated any key employee, customer or supplier, the loss or termination of which has materially and adversely affected, or could materially and adversely affect, its business or assets;

      (m) increased the compensation of any director, officer, key employee or consultant;

      (n) increased the compensation of any employee except in the ordinary course of business;

      (o) made any payments to or loaned any money to any person or entity referred to in Section 3.31 except in the ordinary course of business consistent with past practice;

      (p) formed or acquired or disposed of any interest in any corporation, partnership, joint venture or other entity;

      (q) redeemed, purchased or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to change the terms and conditions of any such stock, securities or rights;

      (r) entered into any agreement with any person or group, or modified or amended in any material respect the terms of any such existing agreement, except in the ordinary course of business;

      (s)    entered into, adopted or amended any Employee Benefit Plan; or

      (t) entered into any other commitment or transaction or experienced any other event that is material to this Agreement or to any of the other agreements and documents executed or to be executed pursuant to this Agreement or to the transactions contemplated hereby or thereby, or that has materially and adversely affected, or could materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company.

      SECTION 3.14.  TITLE; LEASED ASSETS.

      (a) REAL PROPERTY. A description of all interests in real property owned by the Company (collectively, the "Real Property") is set forth in
Exhibit 3.14(a). Except as set forth in Exhibit 3.14(a), the Company has good, valid and marketable title to all the Real Property. The Real Property and the leased real property referred to in Section 3.14(c) constitute the only real property used in the conduct of the business of the Company.

      (b) PERSONAL PROPERTY. Except as set forth in Exhibit 3.14(b), the Company has good, valid and marketable title to all tangible and intangible personal property owned by it (collectively, the "Personal Property"). The Personal Property and the leased personal property referred to in Section 3.14(c) constitute the only personal property used in the conduct of the business of the Company.

      (c) LEASES. A list and brief description of all leases of real and personal property material to the conduct of the business of the Company and to which the Company is a party, either as lessor or lessee, are set forth in
Exhibit 3.14(c). All such leases are valid and enforceable against the Company and, to the best knowledge of the Company and the Shareholders, against other parties thereto in accordance with their respective terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

      (d) RIGHT TO USE ASSETS. Except for those assets acquired since December 26, 1993, which, other than inventory acquired in the ordinary course of business and other assets which have a purchase price of $10,000 or less, individually, not to exceed $50,000 in the aggregate, are listed in Exhibit 3.14(d), all tangible and intangible assets used in the conduct of the business of the Company are reflected in the Financial Statements in a manner that is in conformity with generally accepted accounting principles applied on a consistent basis with prior periods. The Company owns, leases or otherwise possesses a right to use all assets used in the conduct of the business of the Company as presently conducted, which will not be impaired in any material respect by the consummation of the transactions contemplated hereby.

      SECTION 3.15.  COMMITMENTS.

      (a) COMMITMENTS; DEFAULTS. Except as set forth in Exhibit 3.15 or otherwise disclosed herein or in another exhibit hereto, the Company has not entered into, nor are the Stock, the assets or the business of the Company bound by, whether or not in writing, any

            (i)  partnership or joint venture agreement;

            (ii)  deed of trust, mortgage or other security agreement;

            (iii) guaranty or suretyship, indemnification or contribution agreement or performance bond;

            (iv) employment, consulting or compensation agreement or arrangement, including the election or retention in office of any director or officer;

            (v)  labor or collective bargaining agreement;

            (vi) debt instrument, loan agreement or other obligation relating to indebtedness for borrowed money or money lent or to be lent to another;

            (vii) deed or other document evidencing an interest in or contract to purchase or sell real property;

            (viii) agreement with dealers or sales or commission agents, public relations or advertising agencies, accountants or attorneys;

            (ix) lease of real or personal property, whether as lessor, lessee, sublessor or sublessee;

            (x) agreement between the Company and any affiliate of the Company;

            (xi) agreement relating to any material matter or transaction in which an interest is held by a person or entity that is an affiliate of the Company;

            (xii) any agreement for the acquisition of services, supplies, equipment, fixtures or other property and involving more than $50,000 in the aggregate or purchase orders for inventory exceeding $1,200,000 in the aggregate;

            (xiii)  powers of attorney;

            (xiv)  contracts containing noncompetition covenants;

            (xv) any other contract or arrangement that involves either an unperformed commitment in excess of $25,000 or that terminates more than 30 days after the date hereof;

            (xvi) agreement relating to any material matter or transaction in which an interest is held by any person or entity referred to in Section 3.31;

            (xvii) agreement providing for the purchase from a supplier of all or substantially all of the requirements of the Company of a particular product or service; or

            (xviii) any other agreement or commitment not made in the ordinary course of business or that is material to the business or financial condition of the Company.

All of the foregoing are hereinafter collectively referred to as the "Commitments." True, correct and complete copies of the written Commitments, and true, correct and complete written descriptions of the oral Commitments, have heretofore been delivered or made available to Michaels. Except as described in Exhibit 3.15, there are, with respect to the Company, and to the best knowledge of the Company and the Shareholders, with respect to third parties, no existing defaults, events of default or events, occurrences, acts or omissions that, with the giving of notice or lapse of time or both, would constitute defaults by the Company, and no penalties have been incurred nor are amendments pending, with respect to the Commitments, except as described in
Exhibit 3.15. The Commitments are in full force and effect and are valid and enforceable obligations of the Company, and to the best knowledge of the Company and the Shareholders, the other parties thereto in accordance with their respective terms, and no defenses, off-sets or counterclaims have been asserted or, to the best knowledge of the Company and the Shareholders, threatened, nor has the Company waived any rights thereunder, except as described in Exhibit
3.15. The Company has not received notice of any default with respect to any Commitment, which, if terminated, could have a material adverse effect on the property, business or financial condition of the Company.

      (b) NO CANCELLATION OR TERMINATION OF COMMITMENT. Except as contemplated hereby, neither the Company nor any Shareholder has received notice of any plan or intention of any other party to any Commitment to exercise any right to cancel or terminate any Commitment or agreement, and neither the Company nor any Shareholder knows of any fact that would justify the exercise of such a right, which, if terminated, could have a material adverse effect on the property, business or financial condition of the Company. Neither the Company nor any Shareholder currently contemplates, and, to the best knowledge of the Company and the Shareholders, no other person or entity has indicated that such person or entity currently contemplates any amendment or change to any Commitment which amendment or change could have a material adverse effect on the property, business or financial condition of the Company. Except as listed in Exhibit 3.15, none of the suppliers of the Company has refused, or communicated that it will or may refuse, to supply goods or services, as the case may be, or has communicated that it will or may substantially reduce, in any material respect, the amounts of goods or services that it is willing to sell to the Company.

      SECTION 3.16. ADVERSE AGREEMENTS. The Company is not a party to any agreement or instrument or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule or regulation that adversely affects, or may in the future materially and adversely affect, the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company.


      SECTION 3.17. INSURANCE. A list and brief description of all insurance policies of the Company are set forth in Exhibit 3.17. All of such policies are valid and enforceable against the Company and, to the best knowledge of the Company and the Shareholders, the insured. Such insurance shall be outstanding and duly in force without interruption up to and including the Closing Date. True, complete and correct copies of all such policies have been provided to Michaels on or prior to the date hereof.

      SECTION 3.18.  PATENTS, TRADEMARKS, SERVICE MARKS AND COPYRIGHTS.

      (a) OWNERSHIP. To the best knowledge of the Company and the Shareholders, the Company owns all patents, trademarks, service marks and copyrights, if any, necessary to conduct its business as presently conducted, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others. Set forth in Exhibit 3.18 is a true and correct description of the following (the "Proprietary Rights"): all trademarks, tradenames, service marks and other trade designations, including common law rights, registrations and applications therefor, and all patents, copyrights and applications currently owned, in whole or in part, by the Company with respect to the business of the Company, and all licenses, royalties, assignments and other similar agreements relating to the foregoing to which the Company is a party (including expiration date if applicable).

      (b) CONFLICTING RIGHTS OF THIRD PARTIES. To the best knowledge of the Company and the Shareholders, the Company has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. Except as set forth in Exhibit 3.18, to the best knowledge of the Company and the Shareholders, use of the Proprietary Rights does not require the consent of any other person and the Proprietary Rights are freely transferable. No claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any license or agreement constituting a part of any Proprietary Right, and neither the Company nor any Shareholder knows of any valid basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned or otherwise terminated by the Company and, if applicable, has been duly issued or filed.

      (c) CLAIMS OF OTHER PERSONS. The Company and the Shareholders have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of the Company infringes upon or involves, or has resulted in the infringement of, any proprietary right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are, to the best knowledge of the Company and the Shareholders, threatened that challenge the rights of the Company with respect thereto. The Company has not given and is not bound by any agreement of indemnification for any Proprietary Right as to any property manufactured, used or sold by it.

      SECTION 3.19. TRADE SECRETS. To the best knowledge of the Company and the Shareholders, the Company has the right to use, free and clear of any claims or rights of others except claims or rights specifically set forth in
Exhibit 3.19, all trade secrets and proprietary information required for the marketing of all merchandise and services formerly or presently sold or marketed by the Company. To the best knowledge of the Company and the Shareholders, the Company is not using or in any way making use of any confidential information or trade secrets of any third party, including without limitation any past or present employee of the Company, except with such third party's consent as indicated on Exhibit 3.19.

      SECTION 3.20.  TAXES.

      (a) FILING OF TAX RETURNS. The Company has duly and timely filed with the appropriate governmental agencies all income, excise, corporate, franchise, property, sales, use, payroll, withholding and other tax returns (including information returns) and reports required to be filed by the United States or any state or any political subdivision thereof or any foreign jurisdiction. All such tax returns or reports are complete and accurate and properly reflect the taxes of the Company for the periods covered thereby.

      (b) PAYMENT OF TAXES. The Company has paid or accrued all taxes, penalties and interest that have become due with respect to any returns that it has filed and any assessments of which it is aware. The Company is not delinquent in the payment of any tax, assessment or governmental charge.

      (c)   NO PENDING DEFICIENCIES, DELINQUENCIES, ASSESSMENTS OR AUDITS.
No tax deficiency or delinquency has been asserted against the Company. There is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of the Company that could be asserted by any taxing authority. There is no taxing authority audit of the Company pending or, to the best knowledge of the Company and the Shareholders, threatened, and the results of any completed audits are properly reflected in the Financial Statements. The Company has not violated any federal, state, local or foreign tax law except where such violation would not have a material adverse effect on the property, business or financial condition of the Company.

      (d) NO EXTENSION OF LIMITATION PERIOD. The Company has not granted an extension to any taxing authority of the limitation period during which any tax liability may be assessed or collected.

      (e) ALL WITHHOLDING REQUIREMENTS SATISFIED. All monies required to be withheld by the Company and paid to governmental agencies for all income, social security, unemployment insurance, sales, excise, use, and other taxes have been collected or withheld and paid to the respective governmental agencies.

      (f) STATE UNEMPLOYMENT TAXES. In respect of its most recently completed reporting period, the Company has paid state unemployment taxes to the State of Washington and the State of Oregon at the rate of 1.72 percent and 3.30 percent, respectively, of the wages paid by the Company during such period that are subject to such tax. The Company and the Shareholders do not know of any increase or proposed increase in the rate of such state unemployment taxes for any period in the future.

      (g)   TAX LIABILITY IN FINANCIAL STATEMENTS.  The liabilities
(including deferred taxes) shown in the Financial Statements for taxes, interest and penalties are and will be adequate accruals and have been and will be accrued in a manner consistent with the practices utilized for accruing tax liabilities in the tax year ended December 26, 1993 and take into account net operating losses, investment credits and other carryovers for periods ended prior to the Closing Date.

      (h) FOREIGN PERSON. Neither the Company nor any Shareholder is a foreign person, as such term is referred to in Section 1445(b)(2) of the Code.

      (i) SAFE HARBOR LEASE. None of the assets of the Company constitute property that Michaels, or any affiliate of Michaels, will be required to treat as being owned by another person pursuant to the "Safe Harbor Lease" provisions of Section 168(f)(8) of the Code prior to repeal by the Tax Equity and Fiscal Responsibility Act of 1982.

      (j) TAX EXEMPT ENTITY. None of the assets of the Company are or will be subject to a lease to a "tax exempt entity" as such term is defined in
Section 168(h)(2) of the Code.

      (k) COLLAPSIBLE CORPORATION. The Company has not at any time consented, and the Shareholders will not permit the Company to elect, to have the provisions of Section 341(f)(2) of the Code apply to it.

      (l)   ASSETS EXCLUDE STOCK.  The assets of the Company do not include
(i) stock of a corporation having voting power equal to 80% or more of the total voting power of the stock of such corporation or (ii) stock of a corporation having a value equal to 80% or more of the total value of the stock of such corporation.

      (m) S CORPORATION STATUS. The Company and the Shareholders have taken all action necessary in order to effect an election to be taxed pursuant to subchapter S of the Code, and, other than the transactions contemplated by this Agreement, the Company and the Shareholders have not taken any action, or failed to take any action, which could result in the termination of the S Corporation status.

      SECTION 3.21. COMPLIANCE WITH LAWS. To the best knowledge of the Company and the Shareholders, the Company has complied with all laws, regulations and licensing requirements and has filed with the proper authorities all necessary statements and reports, except where the failure to comply or file would not have a material adverse effect on the property, business or financial condition of the Company. To the best knowledge of the Company and the Shareholders, there are no existing violations by the Company or the Shareholders of any federal, state or local law or regulation that could affect, in any material respect, the property, business or financial condition of the Company. To the best knowledge of the Company and the Shareholders, the Company possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business as now conducted, all of which are listed in Exhibit 3.21.

      SECTION 3.22. FINDER'S FEE. Neither the Company nor any Shareholder has incurred any obligation for any finder's, broker's or agent's fee in connection with the transactions contemplated hereby.

      SECTION 3.23. LITIGATION. Except as described in Exhibit 3.23, there are no legal actions or administrative proceedings or investigations instituted, or to the best knowledge of the Company or the Shareholders threatened, against or affecting, or that could affect, the Company, any of the Stock, or the business of the Company. Neither the Company nor the Shareholders are (i) subject to any continuing court or administrative order, writ, injunction or decree applicable specifically to the Company or to its business, assets, operations or employees or (ii) in default with respect to any such order, writ, injunction or decree. Neither the Company nor the Shareholders know of any basis for any such action, proceeding or investigation which, if adversely determined, could result in a material adverse effect on the property, business or financial condition of the Company.

      SECTION 3.24. ACCURACY OF INFORMATION FURNISHED. To the best knowledge of the Company and the Shareholders, all information furnished to Michaels by the Company or any Shareholder hereby or in connection with the transactions contemplated hereby is true, correct and complete in all material respects, and such information states all facts required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, true, correct and complete in all material respects.

      SECTION 3.25. CONDITION OF FIXED ASSETS. All of the furniture, fixtures, structures and equipment (the "Fixed Assets") owned by the Company or used by the Company in its business are in good condition and repair for their intended use in the ordinary course of business, except for such minor defects that do not interfere with the overall operations of the Company and conform in all material respects with all applicable ordinances, regulations and other laws and there are no latent defects therein known to the Company or the Shareholders.

      SECTION 3.26. INVENTORY. To the best knowledge of the Company and the Shareholders and except as reflected in the Financial Statements, all of the inventory owned or used by the Company is in good, current, standard and merchantable condition and is not obsolete or defective in any material respect. Inventories are valued on the books and records of the Company at the lower of cost (determined by the retail method of accounting) or market. Purchase commitments for merchandise are not in excess of normal requirements and, taken as a whole, are not at prices in excess of market prices in any material respect. The Company has presently, and at the Closing Date will have, the types and quantities of inventories appropriate, taken as a whole, to conduct its business consistently with past practices.

      SECTION 3.27. BOOKS OF ACCOUNT. The books of account of the Company have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets and liabilities of the Company have been properly recorded in such books.

      SECTION 3.28. CORPORATE NAME. There are no actions, suits or proceedings pending, or to the best knowledge of the Company or the Shareholders threatened, against or affecting the Company that could result in any impairment of the right of the Company to use the corporate name "Treasure House Stores". Except as set forth in Exhibit 3.28 to the knowledge of the Company and the Shareholders, the use of the corporate name "Treasure House Stores" does not infringe the rights of any third party nor is it confusingly similar with the corporate name of any third party. Except as set forth in
Exhibit 3.28 and after the Closing Date, no person or business entity other than the Company will be authorized, directly or indirectly, to use the corporate name "Treasure House Stores" or any name confusingly similar thereto in any location in which the Company presently operates.

      SECTION 3.29. DISTRIBUTIONS AND REPURCHASES; ISSUANCE OF CAPITAL STOCK TO MANAGEMENT. Except as set forth in Exhibit 3.29, no distribution, payment or dividend of any kind has been declared or paid by the Company on any of its capital stock at any time. No repurchase of any of the capital stock of the Company has been approved or effected, except as reflected in the Financial Statements, or is pending or contemplated. The repurchases of capital stock of the Company from certain former employees conducted in November and December 1992 and January 1993 were conducted pursuant to the terms of the Restated Investor Agreement (or any predecessor agreement). This issuance of capital stock to Edward K. Baker was based upon and consistent with the Company's historical pattern of management stock ownership.

      SECTION 3.30. BANKING RELATIONS. Set forth in Exhibit 3.30 is a complete and accurate list of all arrangements that the Company has with any bank or other financial institution, indicating with respect to each relationship the type of arrangement maintained (such as checking account, borrowing arrangements, safe deposit box, etc.) and the person or persons authorized in respect thereof.

      SECTION 3.31. OWNERSHIP INTERESTS OF INTERESTED PERSONS. Except as set forth in Exhibit 3.31, no officer, supervisory employee, director or shareholder of the Company, or their respective spouses or children, owns directly or indirectly, on an individual or joint basis, any material interest in, or serves as an officer or director of, any customer or supplier of the Company, or any organization that has a material contract or arrangement with the Company.

      SECTION 3.32. INVESTMENTS IN COMPETITORS. No Shareholder owns directly or indirectly any interests or has any investment in excess of 1% of the outstanding capital stock of any corporation, business or other person that is a competitor of the Company.

      SECTION 3.33.  ENVIRONMENTAL MATTERS.

      (a) ENVIRONMENTAL LAWS. Except as set forth in Exhibit 3.33 to the best knowledge of the Company and its Shareholders, the Company is not currently in violation of, or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or to any remedial obligations under, any laws or regulations pertaining to health or the environment (hereinafter sometimes collectively called "Environmental Laws"), including without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. sections 9601 ET SEQ.), as amended from time to time ("CERCLA") (including without limitation as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986), and regulations promulgated under CERCLA, (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. sections 6901 ET SEQ.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) statutes, rules or regulations, whether federal, state or local, relating to asbestos or polychlorinated biphenyls, and (iv) the provisions contained in any similar state statutes or regulations relating to environmental matters applicable to the Company, and this representation and warranty would continue to be true and correct following disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the assets and operations of the Company.

      (b) USE OF ASSETS. To the best knowledge of the Company and the Shareholders, the assets of the Company have never been used in a manner that would be in violation in any material respect of any of the Environmental Laws, including without limitation CERCLA, RCRA and any similar state statutes or regulations relating to environmental matters applicable to the Company.

      (c) PERMITS. The Company has not obtained and, to the best knowledge of the Company and the Shareholders, is not required to obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures and equipment owned or leased by the Company by reason of any Environmental Laws.

      (d) SUPERFUND LIST. To the best knowledge of the Company and the Shareholders, none of the assets owned or leased by the Company are on any federal or state "Superfund" list or subject to any environmentally related liens.

      SECTION 3.34. CERTAIN PAYMENTS. To the best knowledge of the Company and the Shareholders, neither the Company nor the Shareholders nor any director, officer or employee of the Company has paid or caused to be paid, directly or indirectly, in connection with the business of the Company:

      (a) to any government or agency thereof or any agent of any supplier or customer any bribe, kick-back or other similar payment; or

      (b) any contribution to any political party or candidate (other than from personal funds of directors, officers or employees not reimbursed by their respective employers or as otherwise permitted by applicable law).

                                  ARTICLE IV.

        REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SHAREHOLDERS


      Each Shareholder additionally severally represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date and agrees as follows:

      SECTION 4.01. OWNERSHIP OF THE STOCK. Each Shareholder owns, beneficially and of record, good and marketable title to the Stock shown opposite his name on Exhibit A, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders' agreements. At the Closing, each Shareholder will convey to Michaels good and marketable title to all of the capital Stock shown opposite his name on Exhibit A, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders' agreements or restrictions.

      SECTION 4.02. SHAREHOLDERS' CAPACITY. Each Shareholder has the legal capacity to enter into and perform this Agreement.

      SECTION 4.03. INVESTMENT REPRESENTATIONS AND COVENANTS. The Michaels Stock Consideration to be acquired by the Shareholders is being acquired by each of them for his or its own account for investment and not with a view to, or for resale in connection with, any distribution and no other person has or will have any right to acquire any beneficial interest therein. Each Shareholder fully understands and agrees that he or it must bear the economic risk of the acquisition of the Michaels Stock Consideration for an indefinite period of time because the Michaels Stock Consideration has not been registered under the Securities Act or under the securities laws of any state or other jurisdiction and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless the Michaels Stock Consideration is subsequently registered for sale under the Securities Act and the applicable securities laws of such states or unless an exemption from registration is available. Each of the Shareholders has received a copy of the Michaels Annual Report on Form 10-K for the fiscal year ended January 31, 1993, and all other documents filed subsequent to January 31, 1993 under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (including without limitation, its Form 10-Q for the quarters ended May 2, August 1 and October 31, 1993 and its Proxy Statement dated April 29, 1993), each in the form (excluding exhibits) filed with the SEC (collectively, the "Reports"). Each of the Shareholders agrees that (i) a restrictive legend in the form attached hereto as Exhibit 4.03 will be placed on each certificate representing the Michaels Stock Consideration and a notation shall be made in the appropriate records of Michaels indicating that such shares are subject to restrictions on transfer, and (ii) each of the Shareholders has received and reviewed this Agreement and the Reports and other documents referred to herein and has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents. Each of the Shareholders has carefully reviewed and fully understands the nature and risks of, and other considerations relating to, the issuance of the Michaels Stock Consideration. Each of the Shareholders has received only the Reports and the documents attached as exhibits hereto, and the other documents that Michaels may have provided at the specific request of any of the Shareholders, and has received no other literature from Michaels. Except as set forth in this Agreement and the exhibits hereto, no representations or warranties have been made to the Shareholders by Michaels or by any person acting on behalf of Michaels with respect to the business or financial condition of Michaels.

      SECTION 4.04.  PERSONAL HOLDING COMPANY; CONTROL OF RELATED
BUSINESSES. No Shareholder owns the Stock opposite his name on Exhibit A, directly or indirectly, beneficially or of record, through a personal holding company. No Shareholder controls another business that is in the same or similar line of business as the Company or that has or is engaged in transactions with the Company except transactions in the ordinary course of business, and, since January 1, 1993, involving transactions of less than $10,000 in the aggregate.

      SECTION 4.05. OWNERSHIP OF MICHAELS COMMON STOCK. No Shareholder, directly or indirectly, beneficially or of record, owns or has any ownership interest in Michaels Common Stock (other than indirectly, through registered mutual funds over which the Shareholder has no control or influence and which ownership interest constitutes less than 1/2 of 1% of the total funds under management).

      SECTION 4.06. TRANSFERS OF COMPANY COMMON STOCK. All transfers of the Company Common Stock have been made for valid business reasons and not in anticipation or contemplation of the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE V.

                            S CORPORATION ISSUES

      SECTION 5.01. S CORPORATION. The Company is now an S corporation under the Code and has been an S corporation continuously since inception.
The closing of the transactions contemplated hereby will terminate the S status of the Company effective with the Closing and require the filing of a tax return for the period beginning December 27, 1993, and ending the day before the Closing Date (the "Short Tax Period"). The Company shall close its books as of the end of the Short Tax Period pursuant to Section 1362(e)(6)(D) of the Code and compute taxable income or taxable loss for the Short Tax Period on the basis of the permanent books and records (including workpapers) of the Company. The Company shall prepare the necessary tax return information, in accordance with its customary accounting procedures, for the Short Tax Period, at the Shareholders' expense (subject, however, to the provisions of Section 13.07), in accordance with the Subchapter S requirements of the Code and provide such information to the Shareholders. The Shareholders shall pay the federal and state income tax (if necessary) for the Short Tax Period.

      SECTION 5.02. AMENDMENT OF RETURNS. If the Shareholders become aware that the returns of the Company for any period when the Company was an S corporation may be amended to provide a tax refund to the Shareholders, the Company, at the expense of the Shareholders, shall prepare and file such amendments to the return as may be necessary, provided, however, that the Company shall not be required to file any such amendment that would, as determined by Michaels in its sole and absolute discretion, have an adverse tax effect on the Company for periods prior to or subsequent to the Closing. The Company has no obligation with respect to pursuing such refund other than to prepare and file amendments to such returns pursuant to this Section 5.02.

      SECTION 5.03. AUDITS. In the event of any audit by the Internal Revenue Service (the "IRS") or other taxing authority of the tax liability of the Company or the Shareholders for the periods during which the Company was an S corporation, the Company shall notify the Shareholders immediately of such audit or threatened audit. The Company at the expense of the Shareholders shall respond to the audit and shall keep the Shareholders informed of any issues raised by the taxing authority involved. The Shareholders shall have the sole right to settle or contest any deficiency proposed by the IRS or such other authority; provided, however, that the Shareholders shall not settle any deficiency without the consent to the Company if such settlement would have an adverse tax effect on the Company for periods subsequent to the Closing. The Company shall provide each Shareholder with access to its books and records, and cooperate with the Shareholders, to enable them to contest any such deficiency. In the event that the settlement or other determination of any dispute results
(i) in a tax benefit to the Company for a taxable period other than the period when the Company was an S corporation by reducing the tax liability of the Company or a corporation in its affiliated group and (ii) a tax detriment to the Shareholders, the amount of such reduction in tax liability shall be deducted from any liability of the Shareholders under Section 13.01 hereof arising out of claims for the breach by the Shareholders of the representations set forth in Section
3.20 hereof. Any refunds of income taxes paid for the periods when the Company was an S corporation shall belong to the Shareholders; provided, however, that if a Shareholder obtains a refund of income taxes attributable to the Short Tax Period, such Shareholder shall pay to the Company (or the Company may withhold from any refund) an amount equal to the excess of (i) the amount distributed to such Shareholder by the Company prior to Closing, if any, over (ii) the amount such Shareholder would have received from the Company prior to Closing, if any, if the tax benefit giving rise to such refund had been taken into account.

      SECTION 5.04. ACTION BY MICHAELS OR THE COMPANY. Subsequent to the Closing, neither Michaels nor the Company shall take any action or make any election that may result in any increase in the tax liability of the Shareholders for the periods when the Company was an S corporation, unless Michaels or the Company assumes the obligation to pay the resulting increase in tax liability.

                                  ARTICLE VI.

                 REPRESENTATIONS AND WARRANTIES OF MICHAELS

      Michaels represents and warrants that the following are true and correct as of the date hereof and will be true and correct through the Closing Date as if made on that date:

      SECTION 6.01. ORGANIZATION AND GOOD STANDING. Michaels is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, with all requisite corporate power and authority to carry on the business in which it is engaged, to own the properties it owns, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

      SECTION 6.02. AUTHORIZATION AND VALIDITY. The execution, delivery and performance by Michaels of this Agreement, and the other agreements contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by Michaels. This Agreement and each other agreement contemplated hereby have been or will be as of the Closing Date duly executed and delivered by Michaels and constitute or will constitute legal, valid and binding obligations of Michaels, enforceable against Michaels in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or the availability of equitable remedies.

      SECTION 6.03. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the other agreements contemplated hereby nor the consummation of the transactions contemplated hereby or thereby will (i) conflict with, or result in a violation or breach of the terms, conditions and provisions of, or constitute a default under, the Certificate of Incorporation or Bylaws of Michaels or any agreement, indenture or other instrument under which Michaels is bound or (ii) violate or conflict with any judgment, decree, order, statute, rule or regulation of any court or any public, governmental or regulatory agency or body having jurisdiction over Michaels or the properties or assets of Michaels.

      SECTION 6.04. MICHAELS STOCK. The issuance and delivery by Michaels of the Michaels Stock Consideration is or will be as of the Closing Date duly and validly authorized by all necessary corporate action on the part of the Michaels. The shares of Michaels Common Stock to be issued as the Michaels Stock Consideration, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and will be free and clear of any security interest, liens, adverse claims, or encumbrances.

      SECTION 6.05. MICHAELS' FINANCIAL STATEMENTS. The consolidated financial statements of Michaels contained in the Reports have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis throughout the periods covered thereby (except as otherwise indicated therein), and fairly present the consolidated financial position of Michaels, as of the dates thereof, and the results of its consolidated operations for the periods covered thereby.

      SECTION 6.06.  CORPORATE APPROVALS.  The Board of Directors of
Michaels has approved and authorized the execution and delivery of this Agreement and the transactions contemplated hereby, and no other corporate or shareholder action is required by Michaels with respect thereto.

      SECTION 6.07. FULL DISCLOSURE. The Reports were true and correct in all material respects as of the respective dates such reports were filed with the SEC. Michaels meets the eligibility requirements for the use of registration statements on Form S-3 for transactions involving secondary offerings. To the best of Michaels' knowledge, no representation or warranty by it herein, or any statement or certificate furnished or to be furnished by officers of Michaels to the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a fact necessary to make the statements contained herein or therein not misleading in any material respect.

                                 ARTICLE VII.

                THE COMPANY'S AND THE SHAREHOLDERS' COVENANTS

       The Company and the Shareholders jointly and severally agree that between the date hereof and the Closing:

      SECTION 7.01. CONSUMMATION OF AGREEMENT. The Company and the Shareholders shall use their best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions.

      SECTION 7.02. BUSINESS OPERATIONS. The Company shall operate its business in the ordinary course and will not introduce any new method of management or operation. The Company and the Shareholders shall use their best efforts to preserve the business of the Company intact, to retain the present customers and suppliers so that they will be available to Michaels after the Closing. The Company and the Shareholders shall not take any action that could adversely affect in any material respect the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company without the prior written consent of Michaels or take or fail to take any action that would cause or permit the representations made in Article III or Article IV to be inaccurate at the time of Closing or preclude the Company and the Shareholders from making such representations and warranties at the Closing.

      SECTION 7.03. ACCESS. The Company and the Shareholders shall permit Michaels and its authorized representatives, at reasonable times, full access to, and make available for inspection, all of the assets and business of the Company, including its employees, customers and suppliers, and permit Michaels and its authorized representatives to inspect and make copies of all documents, records and information with respect to the affairs of the Company as Michaels and its representatives may reasonably request, all for the sole purpose of permitting Michaels to become familiar with the business and assets and liabilities of the Company. Michaels shall use its best efforts to conduct its due diligence review in a manner intended to create minimal disruptions to the Company and its business and shall coordinate with the Company in Michaels' approaches to the Company's existing employees, customers and suppliers.

      SECTION 7.04. NOTIFICATION OF CERTAIN MATTERS. The Company and the Shareholders shall promptly inform Michaels in writing of (a) any notice of, or other communication relating to, a default or event that, with notice or lapse of time or both, would become a default, received by the Company, subsequent to the date of this Agreement and prior to the Closing Date, under any Commitment material to its financial condition, properties, business or results of operations and to which it is subject; and (b) any material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company. Disclosure to Michaels of any such notice or material adverse change in writing prior to the consummation of the transactions contemplated by this Agreement shall be deemed a waiver by Michaels of the breach of the applicable representation or warranty of the Company and the Shareholders contained in this Agreement, only if Michaels acknowledges, in writing, receipt of such disclosure and Michaels proceeds to consummate the transactions contemplated by this Agreement.

      SECTION 7.05. APPROVALS OF THIRD PARTIES. The Company and the Shareholders shall use their best efforts to secure, as soon as practicable after the date hereof, all necessary approvals and consents of third parties to the consummation of the transactions contemplated hereby, including, without limitation, all necessary approvals and consents required under any Real Property leases.

      SECTION 7.06. EMPLOYEE MATTERS. The Company shall not, without the prior written approval of Michaels, except as required by law:

      (a) increase the Cash Compensation of any director, officer, key employee or consultant of the Company or, with respect to any other employee, except in the ordinary course of business;

      (b)   adopt, amend or terminate any Compensation Plan;

      (c)   adopt, amend or terminate any Employment Agreement;

      (d)   adopt, amend or terminate any Employee Policies and Procedures;

      (e)   institute, settle or dismiss any employment litigation;

      (f) enter into, modify, amend or terminate any agreement with any union, labor organization or collective bargaining unit; or

      (g) take or fail to take any action with respect to any past or present employee of the Company that could adversely affect the business of the Company.

      SECTION 7.07. EMPLOYEE BENEFIT PLANS. The Company shall not, without the prior written approval of Michaels, except as required by law adopt, amend or terminate any Employee Benefit Plan.

      SECTION 7.08. CONTRACTS. Except with Michaels' prior written consent, the Company shall not waive any right or cancel any contract, debt or claim nor assume or enter into any contract, lease, license, obligation, indebtedness, commitment, purchase or sale except in the ordinary course of business. Notwithstanding the foregoing, however, the Company and the Shareholders shall cause the Consulting Agreement and the Restated Investor Agreement to be terminated at or prior to the Closing.

      SECTION 7.09. CHANGES IN INVENTORY. The Company shall not alter the physical contents or character of its inventory or the mixture of products in its inventory so as to change in any material respect the nature of its business as currently conducted.

      SECTION 7.10. CAPITAL ASSETS; PAYMENTS OF LIABILITIES. The Company shall not, without the prior written approval of Michaels (i) acquire or dispose of any capital asset having an initial cost of $25,000 or more, except with respect to those matters set forth in Exhibit 7.11 or (ii) discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (a) liabilities and obligations reflected in the Financial Statements or (b) current liabilities and obligations incurred in the ordinary course of business since December 26, 1993 and, in either case (a) or (b) above, only as required by the express terms of the agreement or other instrument pursuant to which the liability or obligation was incurred or as required by this Agreement.

      SECTION 7.11.  MORTGAGES, LIENS AND GUARANTIES.  Except as set forth in
Exhibit 7.11, the Company shall not, without the prior written approval of Michaels, enter into or assume any mortgage, pledge, conditional sale or other title retention agreement, permit any security interest, lien, encumbrance or claim of any kind to attach to any of its assets, whether now owned or hereafter acquired, or guarantee or otherwise become contingently liable for any obligation of another, except obligations arising by reason of endorsement for collection and other similar transactions in the ordinary course of business, or make any capital contribution or investment in any corporation, business or other person.

      SECTION 7.12. NO NEGOTIATION WITH OTHERS. Until this Agreement is terminated, neither the Company nor any Shareholder shall solicit or participate in negotiations with (and the Company and the Shareholders shall use their best efforts to prevent any affiliate, shareholder, director, officer, employee or other representative or agent of the Company from negotiating with, soliciting or participating in negotiations with) any third party with respect to (i) the sale of the business of the Company, (ii) any merger, business combination, acquisition, or purchase involving the Company, or (iii) any transaction inconsistent with those contemplated hereby.

      SECTION 7.13. DISTRIBUTIONS AND REPURCHASES. No distribution, payment or dividend of any kind will be declared or paid by the Company, nor will any repurchase of any of the Stock be approved or effected.

      SECTION 7.14. INFORMATION FOR REGISTRATION STATEMENT. In connection with the preparation and filing of the Registration Statement (as hereinafter defined), each Shareholder shall furnish to Michaels in writing such information as shall reasonably be requested by Michaels for use in such Registration Statement or prospectus or prospectus supplement contained therein.

      SECTION 7.15. ACCOUNTING TREATMENT. Neither the Company nor the Shareholders shall take any action, or fail to take any action, which, in the reasonable judgment of the independent auditors of Michaels, shall disqualify the transactions contemplated by this Agreement for "pooling of interests" accounting treatment (in accordance with generally accepted accounting principles).

      SECTION 7.16. TERM LOAN. The Company shall cause the term loan portion of its credit facility evidenced by the Loan Agreement to be terminated.

                                 ARTICLE VIII.

                             MICHAELS' COVENANTS

      Michaels agrees, and the Shareholders, for purposes of Section 8.02, agree that between the date hereof and the Closing:

      SECTION 8.01. CONSUMMATION OF AGREEMENT. Michaels shall use its best efforts to cause the consummation of the transactions contemplated hereby in accordance with their terms and conditions. Michaels shall not take or fail to take any action that would cause or permit the representations made in Article VI to be inaccurate at the time of Closing or to preclude Michaels from making such representations and warranties at the Closing; provided, however, Michaels, in connection with its long-term business strategy, evaluates and pursues acquisitions and financings, and, although Michaels has no binding agreements with respect to any future acquisitions or financings, Michaels' subsequent agreements, if any, with respect to future acquisitions or financings shall not be deemed a breach of this covenant.

      SECTION 8.02. REGISTRATION STATEMENT. Simultaneously with the execution of this Agreement, Michaels shall use reasonable efforts to file a Registration Statement on Form S-3 (the "Registration Statement") with the SEC and to register, as promptly as is practicable, the sale by the Shareholders of the Michaels Stock Consideration from time to time in the open market. Michaels shall maintain the effectiveness of such Registration Statement until the later of two years from the Closing Date or until all such shares may be sold pursuant to the terms of Rule 144 promulgated under the Securities Act and not be subject to the volume resale limitations contained in Rule 144(e). The Shareholders may sell the Michaels Stock Consideration subject to the restrictions set forth in Section 12.02 and the restrictions contained in the Affiliates Letters attached as Exhibit 9.09. In accomplishing the foregoing registration, the following procedures shall be utilized:

      (a) SHAREHOLDER INFORMATION. The Shareholders shall furnish to Michaels in writing appropriate information required for inclusion in the Registration Statement, including a description of the proposed plans of distribution, and any other matters in connection therewith as Michaels may reasonably request in writing.

      (b) EXPENSES. All expenses incurred by Michaels in complying herewith, including without limitation all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Michaels, are herein called "registration expenses" and all underwriting discounts, taxes and selling commissions applicable to the sales and all fees and disbursements of separate counsel for any Shareholder are herein called "selling expenses." Except as otherwise specifically provided herein, in any registration pursuant to this Section 8.02, Michaels shall pay all of the registration expenses incurred in connection therewith and each Shareholder shall bear his own selling expenses.

      (c) MICHAELS INDEMNIFICATION. Michaels hereby agrees to indemnify and hold harmless each Shareholder, each underwriter (within the meaning of the Securities Act) who may purchase from or sell for any Shareholder any of the Michaels Stock Consideration, each broker and any other person acting on behalf of such Shareholder, from and against any and all losses, claims, obligations, demands, assessments, penalties, costs, damages, liabilities and expenses (including attorneys' fees and other expenses for investigation and defense with respect to the foregoing) (collectively "Damages"), joint or several, to which any of the foregoing persons may be or become subject insofar as such Damages arise out of or are based on any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any prospectus forming a part thereof, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by any such untrue statement or omission based upon information furnished in writing to Michaels by any such Shareholder, underwriter, broker or person expressly for use therein. The foregoing indemnification will also be for the benefit of each person, if any, who controls such Shareholder, underwriter, broker or person within the meaning of the Securities Act.

      (d) SHAREHOLDER INDEMNIFICATION. Each Shareholder, jointly and severally, hereby agrees to indemnify Michaels, its directors, each officer signing the Registration Statement and each person, if any, who controls Michaels within the meaning of the Securities Act, from and against any and all Damages to which any of the foregoing persons may become subject insofar as such Damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the prospectus forming a part thereof, or any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein not misleading, but only insofar as such Damages are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to Michaels by any such Shareholder, underwriter, broker or person expressly for use therein.

      (e) BLUE SKY REGISTRATION. If the Shareholders reasonably request, Michaels shall use reasonable efforts to register or qualify the Michaels Stock Consideration being sold under this Section 8.02, under applicable state securities statutes, provided that for such purpose Michaels shall not be required to qualify as a dealer in securities, qualify to do business in any jurisdiction or is not at the time so qualified or to execute a general consent to service of process in any jurisdiction (other than for actions arising out of the offer or sale of the Michaels Stock Consideration).

                                  ARTICLE IX.

                       MICHAELS' CONDITIONS PRECEDENT

      Except as may be waived in writing by Michaels, the obligations of Michaels hereunder are subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

      SECTION 9.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and the Shareholders contained herein shall have been true and correct in all respects when initially made and shall be true and correct in all respects as of the Closing Date; and Michaels shall have received a certificate of the Company's President and Chief Financial Officer, and of the Shareholders, dated as of the Closing Date, to the foregoing effect.

      SECTION 9.02. COVENANTS AND CONDITIONS. The Company and the Shareholders shall have performed and complied with all covenants and conditions required by this Agreement to be performed and complied with by the Company and the Shareholders prior to the Closing Date; and Michaels shall have received a certificate of the Company's President and Chief Financial Officer, and of the Shareholders, dated as of the Closing Date, to the foregoing effect.

      SECTION 9.03. LEGAL OPINION. Counsel to the Company and the Shareholders shall have delivered to Michaels its opinion, dated as of the Closing Date, in form and substance satisfactory to counsel for Michaels, to the effect set forth in Exhibit 9.03.

      SECTION 9.04. PROCEEDINGS. No action, proceeding or order by or in any court or governmental body or agency shall have been threatened, orally or in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

      SECTION 9.05. NO MATERIAL ADVERSE CHANGE. No material adverse change in the condition (financial or otherwise), operations, assets, liabilities, business or prospects of the Company shall have occurred since the date of the most recent audited balance sheet included in the Financial Statements, whether or not such change shall have been caused by the deliberate act or omission of the Company or any Shareholder.

      SECTION 9.06. GOVERNMENT APPROVALS AND REQUIRED CONSENTS. Michaels shall have obtained all necessary government and other third-party approvals, consents and waivers that, in the view of Michaels' counsel, are necessary or desirable to be obtained prior to the Closing.

      SECTION 9.07. CLOSING DELIVERIES. Michaels shall have received all documents, duly executed in form satisfactory to Michaels and its counsel, referred to in Section 11.01.

      SECTION 9.08.  ACCOUNTING TREATMENT.  Michaels shall have received from each Shareholder listed on Exhibit A an Affiliates Letter in the form attached hereto as Exhibit 9.08. Exhibit A is a list of the Shareholders that the Company has determined to be affiliates (as that term is used in
Accounting Series Releases 130 and 135, as amended, of the Securities and Exchange Commission) (each an "Affiliate") of the Company that are to receive
Michaels Common Stock under this Agreement.   Michaels shall be entitled to
add to Exhibit A the name of any Shareholder that Michaels reasonably identifies as an Affiliate of the Company; provided, however, that no such additional names shall be added if Michaels shall have received from the Company an opinion of counsel reasonably satisfactory to Michaels to the effect that such person is not an Affiliate. Michaels shall be entitled to place legends as specified in such Affiliates Letters on the certificate evidencing any Michaels Common Stock to be received by such affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Michaels Common Stock, consistent with the terms of such Affiliate Letters.

      SECTION 9.09. LANDLORD CONSENTS. The Company shall deliver to Michaels on or before the date of Closing the following documents in form and substance reasonably satisfactory to Michaels:

      (a) consent from the landlord under the Bellevue, Washington lease with respect to (i) transfer of control of the Company to Michaels, (ii) future assignment of the lease from the Company to Michaels, (iii) change of the tradename under which the leased premises can be operated to the tradename under which Michaels operates the majority of its stores in the region, and
(iv) confirm the ability of the Company and/or Michaels to exercise existing options to extend the term of the lease; and

      (b) waiver from the landlord under the Lacey, Washington lease of landlord's right to terminate the lease in the event of a change in control of the Company, and consent by such landlord to (i) future assignment of the lease to Michaels and (ii) change of the tradename under which the leased premises can be operated to the tradename under which Michaels operates the majority of its stores in the region.

                                  ARTICLE X.

          THE COMPANY'S AND THE SHAREHOLDERS' CONDITIONS PRECEDENT

      Except as may be waived in writing by the Company and the Shareholders, the obligations of the Company and the Shareholders hereunder are subject to fulfillment at or prior to the Closing Date of each of the following conditions:

      SECTION 10.01. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Michaels contained herein shall be true and correct when initially made and shall be true and correct in all respects as of the Closing Date; and Michaels shall have delivered to the Company and the Shareholders a certificate of Michaels' President, dated as of the Closing Date, to the foregoing effect.

      SECTION 10.02. COVENANTS AND CONDITIONS. Michaels shall have performed and complied in all respects with all covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date; and Michaels shall have delivered to the Company and the Shareholders a certificate of Michaels' President, dated as of the Closing Date, to the foregoing effect.

      SECTION 10.03. PROCEEDINGS. No action, proceeding or order by or in any court or governmental body or agency shall have been threatened in writing, asserted, instituted or entered to restrain or prohibit the carrying out of the transactions contemplated hereby.

      SECTION 10.04. CLOSING DELIVERIES. The Company or the Shareholders, as the case may be, shall have received all documents referred to in Section 11.02.

      SECTION 10.05. LEGAL OPINION. Counsel to Michaels shall have delivered to the Shareholders its opinion, dated as of the Closing Date, in form and substance satisfactory to counsel to the Company and the Shareholders, to the effect set forth in Exhibit 10.05.

                                  ARTICLE XI.

                             CLOSING DELIVERIES

      SECTION 11.01. DELIVERIES OF THE COMPANY AND THE SHAREHOLDERS. At the Closing, the Company and the Shareholders shall deliver to Michaels the following, all of which shall be in form and content satisfactory to Michaels and its counsel:

      (a) certificates representing all of the Stock, duly endorsed and in proper form for transfer to Michaels by delivery under applicable law, or accompanied by duly executed instruments of transfer in blank;

      (b) a copy of resolutions of the Board of Directors of the Company and any corporate Shareholder authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by the Secretary of that corporation as being true and correct copies of the originals thereof subject to no modifications or amendments;

      (c) a certificate of the President and Chief Financial Officer of the Company, and of the Shareholders, dated the Closing Date, as to the truth and correctness of the representations and warranties of the Company and the Shareholders contained herein on and as of the Closing Date;

      (d) a certificate of the President and Chief Financial Officer of the Company, and of the Shareholders, dated the Closing Date, (i) as to the performance of and compliance by the Company and the Shareholders with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of the Company and the Shareholders to the Closing have been satisfied;

      (e) a certificate of the Secretary of the Company certifying as to the incumbency of the directors and officers of the Company and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of the Company;

      (f) a certificate, dated within 20 days of the Closing Date, of the Secretary of State of Delaware establishing that the Company is in existence, has paid all franchise taxes and otherwise is in good standing to transact business in its state of incorporation;

      (g) certificates, dated within 20 days of the Closing Date, of the Secretaries of State of the states in which the Company is qualified to do business, to the effect that the Company is qualified to do business and is in good standing as a foreign corporation in each of such states;

      (h) an opinion of Stoel Rives Boley Jones & Grey, counsel to the Company and the Shareholders, dated as of the Closing Date, in substantially the form of Exhibit 9.03;

      (i) all authorizations, consents, approvals, permits and licenses referenced in Exhibit 3.08, including, without limitation, all consents required under Real Property leases, including the consents and waivers referenced in Section 9.09;

      (j) an executed Noncompetition and Confidentiality Agreement between each of the Shareholders and Michaels in the form attached as Exhibit 11.01(j); and

      (k) the resignations of the directors and officers of the Company as requested by Michaels;

      (l)   a nonforeign affidavit, as such affidavit is referred to in
Section 1445(b)(2) of the Code, of each of the Shareholders signed under penalty of perjury and dated as of the Closing Date, to the effect that such Shareholder is a United States Citizen (and thus not a foreign person) and providing such Shareholder's United States taxpayer identification number;

      (m) executed documents in form satisfactory to counsel to Michaels pursuant to which each Shareholder and Officer and the Trust releases, relinquishes, waives and discharges any and all claims, demands, causes of action, suits, judgments or Damages of any kind whatsoever, whether known or unknown, that such Shareholder, Officer or the Trust may have against the Company as of the Closing Date, for any reason whatsoever, including without limitation claims by such Shareholder, Officer or the Trust against the Company with respect to dividends, repayment of loans, violation of preemptive rights, or payment of salaries or other compensation or in any way arising out of or in connection with his employment with the Company, the cessation of such employment, his status as an officer, director or shareholder of the Company or otherwise; the Shareholder will agree not to file any claim, suit, civil action, complaint, arbitration or administrative action in any city, state or federal court or agency or arbitration tribunal with respect to any such claim, demands, cause of action, suits, judgments, controversies or damage, and the foregoing release (1) shall not preclude the Shareholder from obtaining any unemployment benefits or similar benefits to which such Shareholder may be entitled by law, (2) shall not apply to any compensation in the ordinary course, including vacation pay, sick pay and other benefits, which is owing to the Shareholder for services performed through the date hereof, or to any compensation for services performed after the date hereof and (3) shall not apply to obligations arising out of this Agreement.

      (n)   evidence of termination of the agreements referenced in Section
7.08;

      (o) Affiliates Letters in the form attached as Exhibit 9.08 executed by each Shareholder;

      (p) evidence that the 12% Subordinated Debentures (and all accrued interest thereon) have been contributed, by the holders thereof, to the capital of the Company and that such debentures no longer reflect obligations of the Company and are no longer outstanding; and

      (q) such other instrument or instruments of transfer as shall be necessary or appropriate, as Michaels or its counsel shall reasonably request, to vest in Michaels good and marketable title to the Stock and to carry out and effect the purpose and intent of this Agreement.

      SECTION 11.02. DELIVERIES OF MICHAELS. At the Closing, Michaels shall deliver the following to the Company or the appropriate party:

      (a)   the Michaels Stock Consideration;

      (b) a copy of the resolutions of the Board of Directors of Michaels authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by Michaels' Secretary as being true and correct copies of the originals thereof subject to no modifications or amendments;

      (c) a certificate of the President of Michaels, dated the Closing Date, as to the truth and correctness of the representations and warranties of Michaels contained herein on and as of the Closing Date;

      (d) a certificate of the President of Michaels, dated the Closing Date, (i) as to the performance of and compliance by Michaels with all covenants contained herein on and as of the Closing Date and (ii) certifying that all conditions precedent of Michaels to the Closing have been satisfied;

      (e) a certificate of the Secretary of Michaels certifying as to the incumbency and signatures of the officers of Michaels who have executed documents delivered at the Closing on behalf of Michaels;

      (f) a certificate, dated within 20 days of the Closing Date, of the Secretary of State of Michaels' state of incorporation, establishing that Michaels is in existence, has paid all state taxes and otherwise is in good standing to transact business in such state;

      (g) executed documents in form reasonably satisfactory to counsel to the Shareholders pursuant to which the Company releases, relinquishes, waives and discharges each of the Shareholders from causes of action, suits, judgments or Damages the Company has or may have, whether known or unknown, in any way arising out of or in connection with each Shareholder's employment with the Company, his cessation of such employment, his status as an officer, director or shareholder of the Company, or otherwise, and the Company agrees not to file any claim, suit, civil action, complaint or arbitration or administrative action in any city, state or federal court or agency or arbitration tribunal with respect to any such claim, demand, cause of action, suit, judgment, controversy or damage, provided the foregoing release specifically excludes and preserves to the Company all claims, demands, cause of action and suits that the Company has or may have based upon (1) any actions or omissions on the Shareholder's part that constitute fraud, violation of law, intentional misconduct or (2) advances, personal charges on the Company credit cards and similar receivables reflected on the Company's books and records; and

      (h) an opinion of Jackson & Walker, L.L.P., counsel to Michaels, dated as of the Closing Date, substantially in the form of Exhibit 10.05.

                                 ARTICLE XII.

                            POST CLOSING MATTERS

      SECTION 12.01.  FURTHER INSTRUMENTS OF TRANSFER.  Following the
Closing, at the request of Michaels, the Shareholders shall deliver any further instruments of transfer and take all reasonable action as may be necessary or appropriate to (i) vest in Michaels good and marketable title to the Stock and (ii) carry out more effectively the provisions of this Agreement and to establish and protect the rights created in favor of the parties hereunder or thereunder.

      SECTION 12.02. REGISTRATION; RE-SALE OF MICHAELS STOCK CONSIDERATION. As set forth in Section 8.02, Michaels shall use reasonable efforts to file the Registration Statement with the SEC registering the sale of the Michaels Stock Consideration by the Shareholders from time to time in the open market. In connection with the disposition of the Michaels Stock Consideration under the Registration Statement, in order for the Shareholders to dispose of Michaels Stock Consideration with a prospectus that is a part of the Registration Statement, the Shareholders must give the Company written notice of their intention to sell any of the Michaels Stock Consideration at least two (2) but not more than twenty (20) business days prior to the date of the proposed sale(s), which notice shall include the number of shares proposed to be disposed, whether the shares are to be sold in an underwritten offering and the time period during the forty-five (45) business days following the date of such notice during which the shares may be disposed (the "Sale Period"), and the Shareholders agree that, during each Sale Period, they shall not deliver any prospectus that is a part of the Registration Statement in connection with any disposition of Registrable Securities during any period of time when, but only so long as, the Company, after receipt of the notice set forth above, notifies the Shareholders (a "Delay Notice") that the Company is in possession of material non-public information that, in the exercise of its reasonable judgment based on the advice of its counsel, would be required to be disclosed in the Registration Statement (or any amendment, or post-effective amendment thereto) in order to comply with SEC requirements, which material information may relate, including, without limitation, to a financing project or a pending acquisition, merger or other material corporate reorganization to which the Company is or is expected to be a party; provided that the Company shall advise the Shareholders in writing as soon as any such delay is no longer applicable; provided further that the Shareholders shall only be prevented from disposing Michaels Stock Consideration with a prospectus under the Registration Statement for up to 90 consecutive days (a "Delay Period") following the receipt of a Delay Notice and any two Delay Periods must be at least 30 days apart during which time the Shareholders shall be permitted to dispose of Registrable Securities with a prospectus under the Registration Statement.

      SECTION 12.03. RIGHT OF RESCISSION. If any Shareholder takes any action, or fails to take any action, which action or failure to act results in a breach of terms of the Affiliate Letter, and Michaels shall have been advised by its independent auditors that, as a result of such breach, there exists a reasonable likelihood that the transactions contemplated by this Agreement shall not qualify for the "pooling of interests" accounting treatment (in accordance with generally accepted accounting principles), then Michaels shall have the right, upon five (5) days written notice, to rescind the transactions contemplated by this Agreement and the parties agree to take, and the Shareholders agree to be responsible for all of Michaels' and the Company's expenses (up to a maximum of $1,000,000) related to, any and all action necessary in order to return the parties to their respective positions prior to the consummation of the transactions contemplated by this Agreement.

      SECTION 12.04. RELEASE OF GUARANTIES. Following the Closing the Company agrees (i) not to borrow any funds under the term loan portion of its credit facility evidenced by the Loan Agreement, and (ii) to use reasonable efforts to cause West One Bank, Washington to execute releases with respect to the commercial guaranties executed by Marc L. Abramowitz, Matthew Abramowitz, Edward K. Baker and William T. Gilbert.

                                 ARTICLE XIII.

                                  REMEDIES

      SECTION 13.01. INDEMNIFICATION BY THE SHAREHOLDERS. Subject to the terms and conditions of this Article, the Shareholders jointly and severally agree to indemnify, defend and hold Michaels and its directors, officers, employees, agents, attorneys and affiliates harmless from and against all Damages, asserted against or incurred by such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of the Company or the Shareholders contained herein, in any exhibit, schedule, certificate or financial statement delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby.

      SECTION 13.02. INDEMNIFICATION BY MICHAELS. Subject to the terms and conditions of this Article, Michaels hereby agrees to indemnify, defend and hold the Company and the Shareholders and its or their respective directors, officers, agents, attorneys and affiliates harmless from and against all Damages asserted against or incurred by any of such indemnitees by reason of or resulting from a breach of any representation, warranty or covenant of Michaels contained herein or in any exhibit, schedule or certificate delivered hereunder, or in any agreement executed in connection with the transactions contemplated hereby.

      SECTION 13.03. CONDITIONS OF INDEMNIFICATION. The respective obligations and liabilities of the Company and the Shareholders and Michaels (the "indemnifying party") to the other (the "party to be indemnified") under Sections 13.01 and 13.02 with respect to claims resulting from the assertion of liability by third parties shall be subject to the following terms and conditions:

      (a) Within 20 days (or such earlier time as might be required to avoid prejudicing the indemnifying party's position) after receipt of notice of commencement of any action evidenced by service of process or other legal pleading, the party to be indemnified shall give the indemnifying party written notice thereof together with a copy of such claim, process or other legal pleading, and the indemnifying party shall have the right to undertake the defense thereof by representatives of its own choosing and at its own expense; provided that the party to be indemnified may participate in the defense with counsel of its own choice, the fees and expenses of which counsel shall be paid by the party to be indemnified unless (i) the indemnifying party has agreed to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense of such action or (iii) the named parties to any such action (including any impleaded parties) include both the indemnifying party and the party to be indemnified and the party to be indemnified has been advised by counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the indemnifying party (in which case, if the party to be indemnified informs the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of the party to be indemnified, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the party to be indemnified, which firm shall be designated in writing by the party to be indemnified).

      (b) In the event that the indemnifying party, by the 30th day after receipt of notice of any such claim (or, if earlier, by the 10th day preceding the day on which an answer or other pleading must be served in order to prevent judgment by default in favor of the person asserting such claim), does not elect to defend against such claim, the party to be indemnified will (upon further notice to the indemnifying party) have the right to undertake the defense, compromise or settlement of such claim on behalf of and for the account and risk of the indemnifying party and at the indemnifying party's expense, subject to the right of the indemnifying party to assume the defense of such claims at any time prior to settlement, compromise or final determination thereof.

      (c) Notwithstanding the foregoing, the indemnifying party shall not settle any claim without the consent of the party to be indemnified unless such settlement involves only the payment of money and the claimant provides to the party to be indemnified a release from all liability in respect of such claim. If the settlement of the claim involves more than the payment of money, the indemnifying party shall not settle the claim without the prior consent of the party to be indemnified.

      (d) The party to be indemnified and the indemnifying party will each cooperate with all reasonable requests of the other.

      SECTION 13.04. WAIVER. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement, any exhibit or any document, instrument or certificate contemplated hereby shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party's rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

      SECTION 13.05. REMEDIES NOT EXCLUSIVE. The remedies provided in this Article shall not be exclusive of any other rights or remedies available to one party against the other, either at law or in equity.

      SECTION 13.06. OFFSET. Any and all amounts owing or to be paid by Michaels to the Shareholders, hereunder or otherwise, shall be subject to offset and reduction PRO TANTO by any amounts that may be owing at any time by the Shareholders to Michaels in respect of any failure or breach of any representation, warranty or covenant of the Company or the Shareholders under or in connection with this Agreement or any other agreement with Michaels or any transaction contemplated hereby or thereby, as reasonably determined by Michaels. If Michaels determines that such offset is appropriate, notice shall be given to the Shareholders of such determination at least 20 days prior to the due date of the payment to be reduced. If the conditions upon which the reduction is based are cured by the Shareholders prior to such due date, as determined by Michaels, the amount of such payment shall not be so reduced.

      SECTION 13.07. COSTS, EXPENSES AND LEGAL FEES. Subject to the provisions of Section 3.13, whether or not the transactions contemplated hereby are consummated, each party hereto shall bear its own costs and expenses (including attorneys' fees and expenses), except that each party hereto that is shown to have breached this Agreement or any other agreement contemplated hereby agrees to pay the costs and expenses (including reasonable attorneys' fees and expenses) incurred by any other party in successfully (i) enforcing any of the terms of this Agreement against such breaching party or
(ii) proving that another party breached any of the terms of this Agreement; notwithstanding the foregoing, all costs and expenses otherwise to be paid by the Company due to actions prior to the Closing shall instead be paid by, and be the joint and several obligation of, the Shareholders. Further, the Company shall not incur or pay expenses, or reimburse the Shareholders for expenses, related to the transactions contemplated by this Agreement, which in the aggregate exceed $45,000.

      SECTION 13.08. TAX EFFECT OF INDEMNIFICATION. Notwithstanding any term or provision of this Agreement to the contrary, any indemnity payments owed by one party to another party to this Agreement shall be reduced by any tax benefits to the party claiming indemnity hereunder and increased by any tax detriments to the party claiming indemnity hereunder.

      SECTION 13.09. INDEMNIFICATION LIMITATIONS. Notwithstanding the provisions of Section 13.01, (i) the Shareholders shall not be required to indemnify Michaels for Damages in excess of the lesser of (a) the value on the Closing Date of the Michaels Common Stock received by such Shareholder at the Closing or (b) the sum of the value of the Michaels Common Stock so received (and still held by such Shareholder) at the time such indemnification claim is brought and the dollar amount received by such Shareholder from the sale of the Michaels Common Stock prior to the time such indemnification claim is brought, if any, so received by such Shareholder; (ii) the Shareholders shall not be required to indemnify Michaels pursuant to the terms of this Article XIII unless the aggregate amount of Damages claimed by Michaels shall exceed $100,000 in which case the Shareholders shall indemnify Michaels only for Damages in excess of $100,000; and (iii) the Shareholders shall not be required to indemnify Michaels for any matter unless the claim for indemnification is brought within the time period specified in Section 15.06.

                                 ARTICLE XIV.

                                 TERMINATION

      SECTION 14.01.  TERMINATION.  This Agreement may be terminated:

      (a) At any time prior to the Closing Date by mutual agreement of all parties;

      (b) At any time prior to the Closing Date by Michaels if any representation or warranty of the Company or the Shareholders contained in this Agreement or in any certificate or other document executed and delivered by the Company or the Shareholders pursuant to this Agreement is or becomes untrue or breached in any material respect or if the Company or any Shareholder fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 10 days;

      (c) At any time prior to the Closing Date by the Company if any representation or warranty of Michaels contained in this Agreement or in any certificate or other document executed and delivered by Michaels pursuant to this Agreement is or becomes untrue or breached in any material respect or if Michaels fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within 10 days;

      (d) On or after the Closing Date by Michaels if the conditions stated in Article IX have not been satisfied by the Closing Date; or

      (e) On or after the Closing Date by the Company if the conditions stated in Article X have not been satisfied by the Closing Date.

In the event this Agreement is terminated pursuant to subparagraph (b), (c),
(d) (other than because of the failure of the Company to obtain a consent referenced in Section 9.09) or (e) above, Michaels, the Company and the Shareholders shall each be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity. In the event of a termination of this Agreement under the provisions of this Article, a party not then in material breach of this Agreement shall stand fully released and discharged of any and all obligations under this Agreement.

                                  ARTICLE XV.

                                MISCELLANEOUS

      SECTION 15.01. AMENDMENT. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all the parties hereto.

      SECTION 15.02. ASSIGNMENT. Neither this Agreement nor any right created hereby or in any agreement entered into in connection with the transactions contemplated hereby shall be assignable by any party hereto, except by Michaels to an affiliate of Michaels.

      SECTION 15.03. PARTIES IN INTEREST; NO THIRD PARTY BENEFICIARIES. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. Neither this Agreement nor any other agreement contemplated hereby shall be deemed to confer upon any person not a party hereto or thereto any rights or remedies hereunder or thereunder.

      SECTION 15.04. ENTIRE AGREEMENT. This Agreement and the agreements contemplated hereby constitute the entire agreement of the parties regarding the subject matter hereof, and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      SECTION 15.05. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this

Agreement a provision as similar in its terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

      SECTION 15.06. SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants contained herein shall survive the Closing and all statements contained in any certificate, exhibit or other instrument delivered by or on behalf of the Company, the Shareholders or Michaels pursuant to this Agreement shall be deemed to have been representations and warranties by the Company and the Shareholders or Michaels, as the case may be, and, notwithstanding any provision in this Agreement to the contrary, shall survive the Closing for a period ending on the date of first issuance of Michaels audited financial statements for the fiscal year ending on or about January 29, 1995.

      SECTION 15.07. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS (BUT NOT THE RULES GOVERNING CONFLICTS OF LAWS) OF THE STATE OF DELAWARE.

      SECTION 15.08. NO CONSEQUENTIAL OR PUNITIVE DAMAGES. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY LOSS OF PROFITS, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR PUNITIVE DAMAGES.

      SECTION 15.09. CAPTIONS. The captions in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

      SECTION 15.10. GENDER AND NUMBER. When the context requires, the gender of all words used herein shall include the masculine, feminine and neuter and the number of all words shall include the singular and plural.

      SECTION 15.11. REFERENCE TO AGREEMENT. Use of the words "herein", "hereof", "hereto" and the like in this Agreement shall be construed as references to this Agreement as a whole and not to any particular Article, Section or provision of this Agreement, unless otherwise noted.

      SECTION 15.12. CONFIDENTIALITY; PUBLICITY AND DISCLOSURES. Each party shall (and the Company shall direct its directors, officers, employees and representatives to) keep this Agreement, the status of the transactions contemplated by this Agreement, and this Agreement's terms confidential, and shall make no press release (other than an initial press release to be made by Michaels announcing this transaction, the contents of which shall be made available to the Company prior to issuance) or public disclosure, either written or oral, regarding the transactions contemplated by this Agreement without the prior knowledge and written consent of the other parties hereto; provided that the foregoing shall not prohibit any disclosure (i) by press release, filing or otherwise that Michaels has determined in its good faith judgment to be required by federal securities laws or the rules of the National Association of Securities Dealers, (ii) to attorneys, accountants, investment bankers or other agents of the parties assisting the parties in connection with the transactions contemplated by this Agreement, (iii) by Michaels in connection with obtaining financing for the transactions contemplated by this Agreement and conducting an examination of the operations and assets of the Company, (iv) as may be deemed necessary by Michaels in connection with other potential acquisition transactions, or (v) as otherwise required by law. In the event that the transactions contemplated hereby are not consummated for any reason whatsoever, the parties hereto agree not to disclose or use any confidential information they may have concerning the affairs of the other parties, except for information that is required by law to be disclosed. Confidential information includes, but is not limited to, the following: financial records, surveys, reports, plans, proposals, financial information, information relating to personnel, contracts, stock ownership, liabilities and litigation; provided that should the transactions contemplated hereby not be consummated, nothing contained in this Section shall be construed to prohibit the parties hereto from operating businesses in competition with each other.

      SECTION 15.13. NOTICE. Any notice or communication hereunder or in any agreement entered into in connection with the transactions contemplated hereby must be in writing and given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, or by delivering the same in person or by facsimile transmission. Such notice shall be deemed received on the date on which it is hand-delivered or received by facsimile transmission or on the third business day following the date on which it is so mailed. For purposes of notice, the addresses of the parties shall be as follows:

            If to Michaels:   Michaels Stores, Inc.
                              5931 Campus Circle Drive
                              Irving, Texas 75063
                              Attn:  R. Don Morris

            with a copy to:   Jackson & Walker, L.L.P.
                              901 Main Street, Suite 6000
                              Dallas, Texas 75202
                              Attn:  Charles D. Maguire, Jr.

            If to the Company:Marc L. Abramowitz
                              Treasure House Stores, Inc.
                              5959 Corson Avenue South
                              Seattle, Washington  98108

            If to the         To the addresses set forth
            Shareholders:     under the signatures below
            with a copy to:   Stoel Rives Boley Jones & Grey
                              One Union Square
                              600 University Street, 36th Floor
                              Seattle, Washington  98101
                              Attn:  Alan Merkle

Any party may change its address for notice by written notice given to the other parties in accordance with this Section.

      SECTION 15.14. DISPUTE RESOLUTION. Any dispute with respect to any provision of this Agreement or any of the transactions contemplated hereby or in any agreement contemplated hereby, including as to any determination by any party hereunder, shall be resolved as follows:

      (a) SETTLEMENT EFFORTS. Michaels and the Shareholders shall first attempt in good faith to settle the dispute by discussion and negotiations.

      (b) MEDIATION. If within 30 days settlement of the issues has not been reached, then the parties shall refer the matter to mediation by a person or entity mutually agreeable to all parties. If the parties do not agree as to a mediator within 10 days, then the parties shall use the mediation services of the Judicial Arbitration and Mediation Services. If the dispute is in the nature of a claim brought by Michaels against the Shareholders, the mediation shall be held in Seattle, Washington; if the dispute is in the nature of a claim brought by the Shareholders, or any of them, against Michaels, the mediation shall be held in Dallas, Texas; and if the nature of the dispute is not clear, the mediation shall be held in Dallas, Texas.

      (c) ARBITRATION. If a settlement of the issues has not been reached within 60 days after the dispute has been referred to mediation, then the dispute shall be submitted to binding arbitration, as follows:

            (i) The Shareholders shall select one arbitrator, Michaels shall select one arbitrator and together the Shareholders, on one hand, and Michaels, on the other hand, shall select a third arbitrator (if they cannot select a third arbitrator within five business days, then the two arbitrators individually chosen by the Shareholders and Michaels shall promptly select the third arbitrator);

            (ii) The arbitration shall then be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association;

            (iii) Judgment may be rendered upon the award rendered by the arbitrators in any court having jurisdiction thereof;

            (iv) Should an injunction be sought, the amount of any bond required shall not exceed $1,000,000; and

            (v) If the dispute is in the nature of a claim brought by Michaels against the Shareholders, the arbitration shall be held in Seattle, Washington; if the dispute is in the nature of a claim brought by the Shareholders, or any of them, against Michaels, the arbitration shall be held in Dallas, Texas; and if the nature of the dispute is not clear, the arbitration shall be held in Dallas, Texas.

      (c) EXPENSES. Unless otherwise agreed, the parties shall share equally the expenses of settlement and mediation. If the dispute is submitted to arbitration, the prevailing party shall be entitled to receive its reasonable fees and expenses of its attorneys and experts in any such arbitration, and the non-prevailing party shall pay (or reimburse the prevailing party's portion of) the fees of the arbitrators, all as the arbitrator shall decide.

      SECTION 15.15. SERVICE OF PROCESS. Service of any and all process that may be served on any party hereto in any suit, action or proceeding arising out of this Agreement may be made in the manner and to the address set forth in
Section 15.13 and service thus made shall be taken and held to be valid personal service upon such party by any party hereto on whose behalf such service is made.

      SECTION 15.16. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

      EXECUTED as of the date first above written.

                                          MICHAELS

                                          MICHAELS STORES, INC.


                                          By:________________________

                                          Its:_______________________

                                          THE COMPANY

                                          TREASURE HOUSE STORES, INC.


                                          By:________________________

                                          Its:_______________________

                                          SHAREHOLDERS:


                                          ____________________________________
                                          Marc L. Abramowitz

                                          Address:____________________________


                                          ____________________________________



                                          ____________________________________
                                          Matthew Abramowitz

                                          Address:____________________________


                                          ____________________________________



                                          ____________________________________
                                          Edward K. Baker

                                          Address:____________________________


                                          ____________________________________



                                          ____________________________________
                                          William T. Gilbert

                                          Address:____________________________


                                          ____________________________________



                                          ____________________________________
                                          Michael F. Solomon

                                          Address:____________________________


                                          ____________________________________

                                          MARC L. ABRAMOWITZ IRREVOCABLE
                                          TRUST NUMBER 5 - TREASURE HOUSE
                                          STORES, INC. FOR HIS CHILDREN
                                          AND THEIR DESCENDANTS



                                          By:_________________________________
                                                Trustee

                                          Address:____________________________


                                          ____________________________________

                              EXHIBITS OMITTED